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                               POWER OF ATTORNEY

      Each of the undersigned directors of Massachusetts Electric Company (the "Company"), individually as a director of the Company, hereby constitutes and appoints John G. Cochrane, Thomas F. Killeen, and Geraldine M. Zipser, individually, as attorney-in-fact to execute on behalf of the undersigned the Company's annual report on Form 10-K for the year ended December 31, 1994, to be filed with the Securities and Exchange Commission, and to execute any appropriate amendment or amendments thereto as may be required by law.
Dated this 15th day of March, 1995.

s/ Urville J. Beaumont                    s/ John F. Reilly


Urville J. Beaumont                       John F. Reilly

s/ Joan T. Bok                            s/ John W. Rowe


Joan T. Bok                               John W. Rowe

s/ Sally L. Collins                       s/ Richard P. Sergel


Sally L. Collins                          Richard P. Sergel

s/ John H. Dickson                        s/ Richard M. Shribman


John H. Dickson                           Richard M. Shribman

                                          s/ Roslyn M. Watson


Charles B. Housen                         Roslyn M. Watson

s/ Patricia McGovern


Patricia McGovern